Exhibit 99.2

Mannatech Announces Results of Annual Shareholders’ Meeting
 Shareholders approved all proposals

(COPPELL, Texas) June 10, 2010 – Mannatech, Incorporated (NASDAQ: MTEX - News), a global pioneer in the development of high-quality health, weight and fitness and skin care solutions based on nutritional science, announced that its shareholders passed all three proposals put to a vote at the company’s annual shareholder meeting held Wednesday, June 9, 2010.

Mannatech’s Co-CEO’s Dr. Robert Sinnott and Stephen Fenstermacher spoke to the shareholders and employees sharing the company’s accomplishments and perspective on 2009. Dr. Sinnott provided insight into the seven key strategic initiatives for the company for 2010.  Mr. Fenstermacher discussed the company’s results related to Mannatech’s operations for 2009 and for the first quarter of 2010. In addition, Mannatech’s President of International, Randy Bancino provided an update on next year’s entry into Mexico. Chairman of the Board J. Stanley Fredrick provided opening remarks.

There were 26,489,388 outstanding shares of Mannatech’s common stock as of April 16, 2010 entitled to vote and 21,386,419 shares, or 80.7%, represented at the meeting, either in person or by proxy.

Shareholders voting in person or by proxy approved Mannatech’s proposal to elect J. Stanley Fredrick and Patricia A. Wier to its Board of Directors as Class II Directors. Each of the two nominees for director received, on average, approximately 76.8% of shares voted at the meeting.

Shareholders voting in person or by proxy and representing approximately 99.7% of shares voted at the meeting, ratified the appointment of Mannatech’s independent registered public accounting firm, BDO Seidman, LLP, for Mannatech’s fiscal year ended December 31, 2010.

Shareholders voting in person or by proxy and representing approximately 73.9% of shares voted at the meeting, approved amendments to the Mannatech, Incorporated 2008 Stock Incentive Plan to permit a one-time stock option exchange program which allows eligible option holders (including employees, officers and members of the Board of Directors) to exchange their “out of the money” stock options for fewer replacement options at a lower exercise price.

Mannatech has distinguished itself in the emerging glyconutrients market through the development of Ambrotose® complex, the technology for which it holds more than 45 patents in 30 countries. Glyconutrients are dietary ingredients containing beneficial amounts of carbohydrates which are believed to represent a new category of untapped vital nutrients for proper nutrition.

Many of Mannatech’s products are based on Real Food TechnologySM solutions, which provide consumers with products that contain standardized levels of natural and plant-sourced nutrients. Food-sourced ingredients are chosen from those scientifically proven to most benefit the human body.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at www.mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care solutions that are based on the solid foundation of nutritional science and development standards. These proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore and the Republic of Korea. For more information, visit www.AllAboutMannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend”, “believe”, “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s ability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Gary Spinell
Senior Vice President Finance & Administration
972-471-6512
ir@mannatech.com
www.mannatech.com
https://new.mannatech.com
www.allaboutmannatech.com